Exhibit 99.21

STATEMENT OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. §1350

I, R. Gregory Miller, the chief financial officer of California Micro Devices Corporation (the “Company”) certify for the purpose of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge:

(i)	the Annual Report of the Company on Form 10-K for the annual period ended March 31, 2003 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and
(ii)	the information in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: June 30, 2003	By:	/s/ R. GREGORY MILLER
R. Gregory Miller Chief Financial Officer.

A signed original of this written statement required by 18 U.S.C. §1350 has been provided to California Micro Devices Corporation and will be retained by California Micro Devices Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

[1]	The material contained in this Exhibit 99.1 is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.